Calculation of Filing Fee Tables
S-8
Medline Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.0001 par value per share	Other	109,246,350	$ 30.00	$ 3,277,390,500.00	0.0001381	$ 452,608.00
2	Equity	Class A common stock, $0.0001 par value per share	Other	20,000,000	$ 30.00	$ 600,000,000.00	0.0001381	$ 82,860.00
Total Offering Amounts:						$ 3,877,390,500.00		$ 535,468.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 535,468.00
Offering Note
[1]	(a) Covers shares of Class A common stock, $0.0001 par value per share, of Medline Inc. ("Class A Common Stock") issuable under the Medline Inc. 2025 Omnibus Incentive Plan (the "Omnibus Incentive Plan"). (b) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates also covers an indeterminate number of additional shares of Class A Common Stock, which may be offered and issued under the Omnibus Incentive Plan and ESPP, as applicable, to prevent dilution resulting from stock splits, stock dividends or similar transactions. (c) Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based with respect to the 109,246,350 shares approved for issuance under the Omnibus Incentive Plan, and with respect to the 20,000,000 shares issuable under the ESPP, on a price of $30.00 per share, which is the high-point of the estimated price range per share of Class A Common Stock for the Registrant's initial public offering of Class A Common Stock pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-291112).

[2]	(a) Covers shares of Class A Common Stock approved for issuance under the Medline Inc. 2025 Employee Stock Purchase Plan (the "ESPP"). (b) See note 1(b) above. (c) See note 1(c) above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A